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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Prospectuses and Statement of Additional Information constituting parts of this Post-Effective Amendment No. 43 to the registration statement on Form N-1A (the "Registration Statement") of our report dated December 11, 2006, relating to the financial statements and financial highlights appearing in the October 31, 2006 Annual Report to Shareholders of Vanguard STAR Fund and of our reports dated December 18, 2006, relating to the financial statements and financial highlights appearing in the October 31, 2006 Annual Reports to Shareholders of Vanguard LifeStrategy Income Fund, Vanguard LifeStrategy Conservative Growth Fund, Vanguard LifeStrategy Moderate Growth Fund, Vanguard LifeStrategy Growth Fund, Vanguard Developed Markets Index Fund, Vanguard Institutional Developed Markets Index Fund, and Vanguard Total International Stock Index Fund, which reports are also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading "Financial Highlights" in the Prospectuses and under the headings "Financial Statements" and "Service Providers - Independent Registered Public Accounting Firm" in the Statement of Additional Information.













PricewaterhouseCoopers LLP
Philadelphia, PA
February 21, 2007